Exhibit 10.5
SECOND AMENDMENT TO LOAN AGREEMENT
This Second Amendment to Loan Agreement (this “Amendment”) dated as of February 11, 2008, is made among GMX Resources Inc., an Oklahoma corporation (the “Borrower”), Capital One, National Association, a national banking association, as administrative agent (the “Agent”), and Union Bank of California, N.A. and Capital One, National Association, as Banks (the “Banks”), who agree as follows:
RECITALS
A. This Second Amendment to Loan Agreement pertains to that certain Second Amended and Restated Loan Agreement (Line of Credit) dated as of October 31, 2007, among the Borrower, the Agent and the Banks, as amended by the First Amendment dated as of December 20, 2007 (as amended, the “Loan Agreement”). As used in this Amendment, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.
B. The Borrower, the Agent and the Banks desire to amend the Loan Agreement to permit the Borrower’s issuance of senior unsecured convertible notes, on the terms provided herein, and to provide for other matters pertinent to the Loan.
AGREEMENT
NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Banks, the parties hereto hereby agree as follows:
ARTICLE 1.
AMENDMENT AND AGREEMENT
1.1 Section 1.2 of the Loan Agreement is hereby amended by adding the following definitions of “Convertible Debt” and “Preliminary OM”, each in its proper alphabetical place, and revising the definition of “Interest Expense”, all as set forth below:
“Convertible Debt” shall mean Debt of Borrower which (i) does not exceed $135,000,000.00 in aggregate principal amount, (ii) is unsecured by any Liens, (iii) has a stated (non-default) interest rate of less than eight (8%) percent per annum, (iv) has a stated maturity date no earlier than February 1, 2013, (v) sets forth covenants that are no more restrictive on the Companies and their operations and affairs than the covenants described in the Preliminary OM, and (vi) is not subject to redemption, repurchase or conversion in any part earlier than November 1, 2012, except for the redemptions, repurchases or conversions described in the Preliminary OM.

“Preliminary OM” shall mean the Preliminary Offering Memorandum relating to the offer and sale of the Convertible Debt, revised draft dated February 4, 2008.
The definition of “Interest Expense” shall be amended to insert the words “in cash” between the words “payable” and “(without” in the second line thereof.
1.2 Subsection (a) of Section 4.21 is hereby amended and restated, to read in its entirety as follows:
(a) The Borrower has no Debt for borrowed money from any Person (other than this Loan), except (i) the PVOG Production Payment (on the terms described in the definition thereof), (ii) the Qualified Subordinated Debt (on terms meeting the definition thereof) described in the Intercreditor Agreement dated as of July 31, 2007, among the Agent, the Banks, The Bank of New York Trust Company, N.A., as Noteholder Collateral Agent, and The Prudential Insurance Company of America, and (iii) the Convertible Debt (on terms meeting the definition thereof). The Borrower has no material accounts payable more than sixty days old. The only documents evidencing the PVOG Production Payment are the Participation Agreement (including all amendments).
1.3 Section 5.11 of the Loan Agreement is hereby amended by adding the following new subsection (m), to read in its entirety as follows:
(m) The Borrower shall promptly furnish the Agent with (i) a copy of any notice of default or waiver (retroactive or prospective) pertaining to the Convertible Debt, (ii) copies of each amendment, modification or waiver pertaining to the Convertible Debt or any new agreement pertaining thereto, and (iii) notice of each redemption, repurchase or conversion which occurs pertaining to the Convertible Debt.
1.4 Subsection (a) of Section 5.15 of the Loan Agreement is amended to add a sentence at the end of such section reading as follows:
Notwithstanding the foregoing, the Convertible Debt shall not be considered a current liability upon satisfaction of the Sale Price Condition (as described in the Preliminary OM in the provisions set forth under “Conversion upon Satisfaction of Sale Price Condition”), unless and until one or more notes constituting Convertible Debt are surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered.

1.5 Section 6.1 of the Loan Agreement is hereby amended by adding the following new subsection (i), to read in its entirety as follows:
(i) Convertible Debt, on terms complying with the definition thereof.
1.6 Section 6.12 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:
Section 6.12 Management. The Borrower will not permit or suffer a change in the key management of the Borrower and its Affiliates to occur. For purposes of this Section, key management shall mean the continued active full time employment of Ken Kenworthy, Jr. (as CEO and President); provided, however, that the cessation of active employment of such officer due to death or disability shall not be a Default hereunder so long as the Borrower hires or promotes a replacement officer with experience and qualifications reasonably acceptable to the Agent and the Required Banks within four (4) months of the former officer’s cessation of activity.
1.7 The percentage used for the definition of change in control in Section 6.13 of the Loan Agreement shall be amended to be 50% instead of 33%.
1.8 The Loan Agreement is hereby amended by adding the following new Section 6.17 to read in its entirety as follows:
Section 6.17 Convertible Debt. (a) The Borrower will not make any cash or other payment (whether in securities or other property), including any sinking fund or similar deposit, on account of the conversion, redemption, retirement, purchase, acquisition, cancellation or termination of any of the Convertible Debt prior to February 1, 2013, whether optional or mandatory by the Borrower, except that (1) the Borrower may issue common stock on conversion of any Convertible Debt and (2) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may make any cash payment and may issue any other securities required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the Convertible Debt consistent with the provisions set forth in the Preliminary OM.
(b) The Borrower will not make any cash or other payment or transfer of property for interest on account of any Convertible Debt if at the time thereof, or if immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing (or be created) or a Loan Excess shall then exist.

(c) The Borrower shall issue the Convertible Debt on terms that are consistent in all material respects with the description of the Convertible Debt set forth in the Preliminary OM previously provided to the Banks, subject to the limitations set forth in the definition of Convertible Debt. The Borrower shall within two business days after the closing of such offering provide to Agent a certificate of an officer of the Borrower attaching true, correct and complete copies of all final documentation for such sale (including without limitation a copy of the final offering memorandum and indenture for any Convertible Debt). The Borrower shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Convertible Debt, which amendment, modification or waiver could, in the reasonable opinion of the Agent, materially and adversely affect the interests of the Banks.
1.9 For the avoidance of doubt, the Borrower acknowledges and agrees that Debt shall include the Convertible Debt for purposes of Section 8.1(f)(z) of the Loan Agreement.
1.10 Section 8.1 of the Loan Agreement is amended by adding the following new subsection (p) to read in its entirety as follows:
(p) Fundamental Change. A “fundamental change” as defined in the Preliminary OM occurs.
1.11 The Borrower acknowledges and agrees that upon the date of funding of the Convertible Debt, the Borrower shall pay in full the Excess Outstanding, and thereafter the Borrowing Base shall be ninety million ($90,000,000.00) dollars subject to future change in accordance with the terms of the Loan Agreement.
ARTICLE 2.
ACKNOWLEDGMENT OF COLLATERAL
2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.

ARTICLE 3.
MISCELLANEOUS
3.1 The Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which a Bank has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Notes and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Agent or any Bank might exist, whether known or unknown, such items are hereby waived by the Borrower.
3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.
3.3 The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Banks harmless from and against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.
3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterpart taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier or pdf email.
3.5 The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Agent of (x) a duly executed counterpart of this Amendment, (y) a certificate of the secretary of the Borrower setting forth resolutions of its board of directors in form and substance satisfactory to the Agent and Agent’s counsel with respect to the authorization of this Amendment, and (z) a copy of the fully executed amendment to the Qualified Subordinated Debt which shall make changes to the Qualified Subordinated Debt corresponding to those in Article 1 above, such amendment to be in form, scope and substance satisfactory to the Agent and Agent’s counsel. The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct.

3.6 The Borrower shall provide the Agent promptly with complete and accurate copies of the documents pertaining to the Convertible Debt.
3.7 Notwithstanding that such consent is not required under the Guaranty Agreements or the other Collateral Documents, Endeavor and Diamond each consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the Agent and the Banks to amend the Loan Agreement as set forth herein, Endeavor and Diamond each (i) acknowledges and confirms the continuing existence, validity and effectiveness of its respective Guaranty Agreement and each of the other Collateral Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.
(Remainder of this Page Intentionally Left Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWER:	GMX RESOURCES INC.
	By:	/s/ Ken L. Kenworthy, Jr.
		Name:	Ken L. Kenworthy, Jr.
		Title:	President and CEO

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION
	By:	/s/ David R. Reid
		Name:	David R. Reid
		Title:	Senior Vice President

BANKS:	CAPITAL ONE, NATIONAL ASSOCIATION, as a Bank
	By:	/s/ David R. Reid
		Name:	David R. Reid
		Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Jarrod Bourgeois
	Name:	Jarrod Bourgeois
	Title:	Vice President

AGREED TO AND ACKNOWLEDGED by the undersigned for the purposes set forth in paragraph 3.7.

ENDEAVOR PIPELINE INC.
By:	/s/ Ken L. Kenworthy, Jr.
	Name:	Ken L. Kenworthy, Jr.
	Title:	Secretary and Treasurer

DIAMOND BLUE DRILLING CO.
By:	/s/ Richard Hart, Jr.
	Name:	Richard Hart, Jr.
	Title:	President